                                                                EXHIBIT 10.9[7]


                     FOURTH AMENDMENT TO LICENSE AGREEMENT


                 THIS AGREEMENT is made and entered into as of this 14th day of October, 1994 and is by and between

                 LEWIS GALOOB TOYS, INC.
                 a corporation organized and existing under the laws of the State of Delaware and having its principal office at 500 Forbes Boulevard, South San Francisco, California 94080 ("Galoob"),

                 and

                 CODEMASTERS SOFTWARE COMPANY, LTD.,
                 a corporation organized and existing under the laws of the United Kingdom and having its principal offices at Lower Farm House, Stoneythorpe, Southam, Warwick CV33 ODL, England ("Codemasters"),

                 and

                 CAMERICA CORPORATION, by Deloitte & Touche Inc., in its capacity as Receiver and Manager of the assets and undertakings of Camerica Corporation and not in its personal capacity, ("Camerica") (Codemasters and Camerica being hereinafter collectively referred to as "Licensors").

                 and

                 DELOITTE & TOUCHE INC., a corporation organized and existing under the laws of Canada and having its principal office at 390 Bay Street, Suite 2400, Toronto, Ontario, Canada ("Deloitte")


WHEREAS:

         (a) Galoob, Codemasters and Camerica entered into a License Agreement dated May 4, 1990 (hereinafter referred to as the "License Agreement");

         (b) Galoob, Codemasters and Camerica entered into an amendment to the License Agreement dated June (undated) 1991 (hereinafter referred to as the "First Amendment to License Agreement");

         (c) Galoob, Codemasters and Camerica entered into a second amendment to the License Agreement date
                  December 23, 1991 (hereinafter referred to as the "Second Amendment to License Agreement");

         (d) Galoob, Codemasters and Camerica entered into a third amendment to the License Agreement dated November 4, 1992 (hereinafter referred to as the "Third Amendment to License Agreement") (collectively the agreements referenced in (a) through (d) being referred to as "License Agreement, as amended"); and

         (e) Galoob, Codemasters and Camerica want to enter into this Fourth Amendment to License Agreement, to resolve certain royalty-related disputes and other matters on the terms hereinafter set out.

                 NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and the payment by each of the parties to the other of the sum of Ten Dollars ($10.00) and other good and valuable consideration (the receipt of which consideration is hereby acknowledged by each of the parties), the parties mutually agree as follows:


                                   ARTICLE 1
                                 INTERPRETATION

1.1 Whenever used in this Fourth Amendment to License Agreement or the attachments hereto, unless something in the subject matter or context is inconsistent therewith, capitalized terms and other terms which are not specifically defined herein will have the meanings ascribed to them in the License Agreement, as amended.

1.2 The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article or Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles or Sections are to Articles or Sections of this Agreement.


                                   ARTICLE 2
                         SETTLEMENT OF ROYALTY DISPUTES

2.1 The Licensors hereto have disputed the method by which Galoob has determined the Initial Published Price of its Nintendo Super NES Derivative Work and Sega Genesis Derivative Work for purposes of royalty calculations and payments under the License Agreement, as amended. Pursuant to the calculations shown on Schedule "A" (which is attached hereto and made a part hereof), it is agreed that the total amount in dispute concerning this Initial Published Price issue is U.S. $282,000.00. In full and final settlement of this dispute, it is agreed that Galoob will be entitled to retain 25% of this amount, equalling U.S. $71,000.00, and Galoob will pay Codemasters and Camerica an aggregate amount of 75%, equalling U.S. $211,500.00 as follows: Codemasters 70% thereof, equalling U.S. $148,050.00; and Camerica 30% thereof, equalling U.S. $63,450.00. Commencing with the royalties calculated and determined for the entirety of the third calendar quarter of 1994 and for the balance of the term of the License Agreement, as amended, it is agreed that Galoob will use its actual published average list price of each Game Genie Derivative Work sold in the first two calendar quarters during which such Game Genie Derivative Work is or was first commercially distributed for the purposes of determining the Initial Published Price and royalty calculations. It is agreed that the Initial Published Price for the Super NES, Sega Genesis, Game Boy and Game Gear Derivative Works are the following respectively, namely, $44.99, $44.99, $29.99 and $29.99.

2.2              (a)      The parties have also disputed whether or not Galoob
has the right to withhold certain royalties including those paid to Sega of America, Inc. under Galoob's license for the Sega Genesis Derivative Work, from the royalties otherwise due and payable under the License Agreement, as amended, to Codemasters and Camerica pursuant to Section 4.4 of the License Agreement. The parties agree that, as demonstrated on Schedule "A", the total amount of the certain Sega royalties withheld equals U.S. $666,200.00. In full and final settlement of this dispute, it is agreed that Galoob will be entitled to retain 60% of this amount, equalling U.S. $399,720.00, and Galoob will pay Codemasters and Camerica an aggregate amount of 40%, equalling U.S. $266,480.00 as follows: Codemasters 70% thereof, equalling U.S. $186,536.00; and Camerica 30% thereof, equalling U.S. $79,944.00.

                 (b) Section 4.4 of the License Agreement is deleted and is replaced with the following:

         Commencing with the royalties calculated and determined for the entirety of the third calendar quarter of 1994 and for the balance of the term of the License Agreement, as amended, and in the absence of any agreement between the parties hereto to the contrary, which Galoob can solicit from the Licensors in good faith, it is agreed as follows: the amounts of all royalties payable to Licensors under this License Agreement, as amended, for any Derivative Work, will be reduced by the amounts of any and all royalty payments made by Galoob to bona fide arm's length third parties in connection with such Derivative Works for the use of third party intellectual property rights relating to the manufacture and distribution of the Derivative Works up to a maximum aggregate amount per unit of the lesser of (i) fifty percent (50%) of the royalty paid to said third party/third parties for each unit manufactured and distributed, (ii) 87.5 cents (U.S. $0.875) for each unit manufactured and distributed, or (iii) the amount of the royalty otherwise payable to Licensors for each unit manufactured and distributed.

                 (c) Galoob represents and warrants to Codemasters and Camerica that pursuant to Galoob's license for the Sega Genesis Derivative Work with Sega of America, Inc, ("Sega") that Galoob is required to pay to Sega royalties in connection with such Derivative Work for the use of Sega intellectual property rights relating to the manufacture and distribution of the Sega Genesis Derivative Work. Based on the forgoing, and subject to the limits set forth in Section 2.2(b) above, Codemasters and Camerica acknowledge Galoob's right to make deductions from royalties paid hereunder in respect of such payments to Sega.

2.3 The Licensors hereto have claimed royalties from Galoob in connection with the sale and collateral merchandising by Galoob under Section 2.2(c) of the License Agreement of codebooks. In full and final settlement of this dispute, it is agreed that the last sentence of Section 2.2(c) of the License Agreement is deleted and is replaced with the following:

         Commencing with the royalties calculated and determined for the entirety of the third calendar quarter of 1994 and for the balance of the term of the License Agreement, as amended, and in the absence of any agreement between the parties hereto to the contrary, it is agreed that Galoob will pay Licensors a royalty calculated as follows: thirty percent (30%) of the Net Profits of Galoob in connection with the sale and collateral merchandising by Galoob of collateral merchandise (including codebooks) related to the Items (which for the avoidance of doubt includes the Game Genie and Derivative Works) such as collateral merchandise that uses characters, trademarks, or copyrights related to the Items or any Intellectual Property or Intellectual Property Rights (except for Galoob Modifications) related thereto, in the Exclusive Territory ("Collateral Merchandise"), sold or otherwise commercially distributed by Galoob or any third party under license from Galoob, in separate and independent payments in the following proportions:
         Codemasters 60% and Camerica 40% in respect of Collateral Merchandise for or related to the Game Genie and Codemasters 70% and Camerica 30% in respect of Collateral Merchandise for or related to all other Derivative Works. In this paragraph, the term "Net Profits" means the gross revenue (including royalties and license fees from third parties) received by Galoob (exclusive of tax) less actual costs incurred by Galoob (including but not limited to costs of goods sold, commissions and fees, and expenses to develop codes for inclusion solely in codebooks to be sold as collateral merchandise, but not including overhead) in connection with the collateral merchandising activities referred to in this section.

2.4 Subject to Galoob's payment obligation in Section 2.9(b), each of Codemasters and Camerica hereby jointly waive and release their rights, if any, under the License Agreement, as amended, to the receipt of any interest on or in connection with the payments by Galoob to the Licensors pursuant to Sections 2.1, 2.2, 2.3 and 2.9, as well as the payment to Camerica of the U.S. $345,757.00 amount pursuant to Section 2.6 below. Nothing herein shall, however, waive or release any right of Licensors to interest on any other payments that they are or may hereinafter become entitled to.

2.5 Galoob, Codemasters and Camerica agree that, other than as set forth in Section 2.1, 2.2, 2.3 or 2.9, as of the date hereof, there are no other open, disputed or unresolved royalty issues or issues in any way related to the owing and/or the payment of royalties by Galoob to Codemasters and/or Camerica up to and including the date of

March 31, 1994, whether arising in the ordinary course of events under the License Agreement, as amended, or pursuant to the royalty audit that was undertaken by Ernst & Young on behalf of Codemasters during the months of December 1993 and January 1994. In this regard, simultaneous with the execution of this Fourth Amendment to License Agreement, Galoob, Codemasters and Camerica have executed a Release Agreement in the form attached hereto as Exhibit "I" which is made a part hereof.

2.6              Subject to Galoob's right to make deductions pursuant to
Section 5.2(d) of the License Agreement, as amended, from royalties due to Licensors in respect of Costs incurred by Galoob in connection with the Proceedings (including Costs incurred by it in respect of the trademark claims therein) and to make deductions pursuant to Section 12.3 of the License Agreement, as amended by Section 2.10 of the Second Amendment to License Agreement in respect of Costs for which Licensors are responsible and fail to re- imburse Galoob as required by the said Section, and subject to Galoob's rights under Section 3.5 of the Second Amendment to License Agreement, the parties agree that Galoob shall no longer have the right to withhold any royalty payments in connection with the Proceedings under Section 5.2 or any other provision of the License Agreement, as amended. All royalties withheld by Galoob under Section 5.2(e) of the License Agreement, as amended, will be released separately to Licensors in the proportions to which they are entitled and in this regard, Galoob will wire transfer U.S. $345,757.00 to Camerica as its share of said withholding, and Galoob hereby notifies Codemasters that it no longer has an obligation to maintain letters of credit which were put in place to cover the royalties that had otherwise been withheld by Galoob from Codemasters, but upon creation of the letters of credit were subsequently paid back to Codemasters. Galoob shall also co-operate and take all reasonable steps requested by Codemasters or its bank to have such letters of credit cancelled.

2.7 Notwithstanding anything to the contrary in the License Agreement, as amended, and except as expressly provided in this Fourth Amendment to License Agreement, Galoob shall pay all amounts due to be paid to Camerica and Codemasters under the License Agreement, as amended, or under
Article 2 hereof, by separate and independent payments, in accordance with the Licensors' respective wire transfer instructions, in the following proportions:
Codemasters 60% and Camerica 40% for payments related to the Game Genie and Codemasters 70% and Camerica 30% for payments related to all other Derivative Works. Without limiting the generality of the forgoing, Licensors' entitlement to 23% of any settlement or damage recovery under Section 3.5 of the Second Amendment to License Agreement shall be paid in the following proportions:
Codemasters 60% and Camerica 40%. Licensors' obligation for the Expenses referred to in that Section shall be apportioned as follows: Codemasters 60% and Camerica 40%. Further, all amounts payable to Licensors under Article 5 of the First Amendment to License Agreement in respect of the Proceedings, including the Injunction Damages to which Licensors are entitled and the amounts payable pursuant to Section 5.1(g) thereof relating to Attorney's Fees and Costs, shall be paid in separate and independent payments to Codemasters and Camerica in the following proportions: Codemasters 60% and Camerica 40%.

2.8              All payments due to Codemasters and Camerica under this
Article 2 shall be made by wire transfer, without deduction or set-off of any kind, by no later than five (5) days following the execution of this Agreement by the parties. For the avoidance of doubt, the amount due to Codemasters and Camerica under this Article 2, as shown in Schedule A is as follows: to Codemasters U.S. $2,618,286.40 ($2,388,885.46 plus $229,401.00); to Camerica
U.S. $1,829,764.3 ($1,747,107.44 plus $82,656.90). As shown in Schedule A the said sums are the remainder after deducting from amounts payable hereunder of withholding tax from the amount due to Camerica in the amount of U.S. $204,593.61 and the adjustments described in Schedule A under the heading "1st & 2nd QTR 1994 Royalty statements" totalling $156,738.00.

2.9              (a)      The parties agree that Galoob has been paid by
Nintendo Injunction Damages (comprising the $15 million damage award plus interest and related costs) in the total amount of U.S. $16,134,575.14. Pursuant to Section 5.1(a) of the First Amendment to License Agreement, the amount thereof owed by Galoob to the Licensors (the "Licensors Injunction Damages") is as follows: to Codemasters - U.S. $1,336,955.89, and to Camerica - U.S. $891,303.92. Pursuant to Section 5.1(b) of the First Amendment to License Agreement the total actual amount withheld and that is owed to Licensors with respect to Attorneys Fees and Costs as of the date hereof (the "Licensors Attorney Fee Recovery") is U.S. $1,705,745.00, which amount is owed to Licensors as follows: U.S. $1,023,447 to Codemasters and U.S. $682,298 to Camerica. (In this Agreement the term "Licensors Bond Recovery" means the Licensors Injunction Damages and the Licensors Attorney Fee Recovery and the term "Licensor Entitlement" means the entitlement of Camerica and Codemasters, as the case may be, to its share of the Licensors Bond Recovery).

                 (b) The parties hereto have disputed the date upon which Galoob has had "unconditional receipt" of the Injunction Damages. In full and final settlement of this dispute, it is agreed that Galoob has had "unconditional receipt" of the Injunction Damages, and notwithstanding anything to the contrary in Section 5.1 of the First Amendment to License Agreement, Galoob shall pay each of Codemasters and Camerica it's Licensor Entitlement by no later than five (5) days following the execution of this Agreement by the parties. Galoob shall also pay to Codemasters and Camerica as interest on the amounts due under Section 5.1, as follows: Codemasters U.S. $28,482.57; and Camerica U.S. $23,158.13 . A per diem amount in the amount of U.S. $256.57 to Codemasters and U.S. $208.61 to Camerica shall also be paid to each of Codemasters and Camerica in the event the said Licensor Entitlements are not paid as and when specified in this Section 2.9.

                 (c) The parties acknowledge and agree that upon the payment to Camerica and Codemasters, as the case may be, of its Licensor Entitlement, that such payment shall constitute full, final and complete payment and satisfaction of such parties' rights and Galoob's obligations with regard to the Injunction Damages and Attorneys Fees and Costs to which such party is entitled under Article 5 of the First Amendment to License Agreement and any amounts withheld from royalties by Galoob in connection with the Proceedings including but without limitation Section 2.7 of the Second Amendment to License Agreement and Section 5.2 of the License Agreement up to the date hereof, provided that nothing shall release Galoob from any payment obligations it may have for any additional Injunction Damages or attorneys fees and costs other than those described in Section 2.9(a), if any, it receives from Nintendo, or from any obligation of Galoob under Section 3.5 of the Second Amendment to License Agreement.

                 (d) Galoob represents and warrants to Codemasters and Camerica that the Attorneys Fees and Costs (including all attorneys and expert witness fees and other costs which Galoob has paid to its attorneys, Galoob has been billed by its attorneys or expects to pay within ninety (90) days, or which Galoob is or may become liable to pay its attorneys for services rendered up to the date hereof) and for which, pursuant to Section 12.3 of the License Agreement, as amended by Section 2.10 of the Second Amendment to License Agreement Licensors were equally liable with Galoob, is U.S. $3,446,489.00. Galoob acknowledges that sum of U.S. $3,446,489.00 includes the sum of U.S. $35,000.00, which sum represents Attorneys Fees and Costs which Galoob expects to pay within ninety (90) days.

2.10 Camerica acknowledges and agrees that Galoob may deduct from payments due under this Fourth Amendment to License Agreement amounts equal to any withholding tax which is exigible in respect of amounts payable hereunder, but not to exceed U.S. $204,593.61, provided that Galoob shall remit the applicable amount to the relevant taxing authorities and shall furnish to Camerica particulars of such withholding and remittance in sufficient detail to enable Camerica to substantiate a claim for a foreign tax credit in respect thereof.

2.11 The parties agree that in the event Codemasters or Camerica (a "Defaulting Licensor") shall fail to make any payment it is required to make to Galoob under the License Agreement, as amended, including making any payment to Galoob pursuant to Section 12.3 of the License Agreement, as amended by Section
2.10 of the Second Amendment to License Agreement, and the other such party (the "Paying Licensor") shall make such payment to Galoob or shall have deducted from it's share of royalties or other amounts due under the License Agreement, as amended, an amount in respect of such debt (the amount so paid or deducted from royalties shall be referred to herein as the "Debt Obligation"), then the Paying Licensor shall have the right to be repaid the Debt Obligation by the Defaulting Licensor. In addition, upon giving no less than five (5) business days notice in writing to Galoob and the Defaulting Licensor, the Paying Licensor shall have the right to receive an amount equal to the Debt Obligation from royalties and other amounts due and payable to the Defaulting Licensor by Galoob under the License Agreement, as amended. Provided however, Galoob shall not make such payment to the Paying Licensor in the event the Defaulting Licensor, within the five (5) business day period, notifies Galoob in writing that it disputes the Debt Obligation and provides Galoob with documentary proof that the Debt Obligation has been satisfied. The parties agree that Galoob shall not be liable to the Defaulting Licensor for any such payment made to the Paying Licensor in good faith. This provision shall not apply to the payments to be made by Galoob to Codemasters and Camerica herein set out in Schedule A.

                                   ARTICLE 3
                            MISCELLANEOUS PROVISIONS

3.1 Each of the parties represents, warrants and covenants to the other parties that it has the requisite power and authority to execute and deliver this Agreement. Deloitte represents, warrants and covenants to Galoob and Codemasters that it is and has been duly appointed as the Receiver and Manager of Camerica Corporation and that it has the requisite power and authority to execute and deliver this Agreement and the attached mutual release and to bind Camerica Corporation hereto and thereto.

3.2 In the event that there is any inconsistency between the provisions of this Fourth Amendment to License Agreement and either the License Agreement or the First Amendment to License Agreement, the Second Amendment to License Agreement, or the Third Amendment to License Agreement, then and in that event the provisions of this Fourth Amendment to License Agreement shall prevail.

3.3 This Fourth Amendment to License Agreement can only be modified by an Agreement in writing signed by Galoob and Licensors.

3.4 This Fourth Amendment to License Agreement will be governed by, and construed in accordance with, the laws of the State of California. The parties hereto hereby submit to the exclusive jurisdiction of the United States District Court for the Northern District of California, the Superior Court for the County of San Francisco, California, or such other court or administrative forums in or around San Francisco, California as may hear claims arising under this Fourth Amendment to License Agreement (the "Court"). The parties hereto consent to the personal jurisdiction of the Court, and expressly waive any right or claim of forum non conveniens and any similar rule of law related to this Fourth Amendment to License Agreement.

3.5 This Fourth Amendment to License Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Each party hereto will receive by delivery or facsimile transmission a duplicate original of the Fourth Amendment to License Agreement executed by each party, and each party agrees that the delivery of the Fourth Amendment to License Agreement by facsimile transmission will be deemed to be an original of the Fourth Amendment to License Agreement so transmitted.

3.6 This Fourth Amendment to License Agreement and the License Agreement, as amended, constitute the entire agreement between Licensors and Galoob pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, pertaining to the subject matter hereof, but nothing herein shall affect the letter agreements related to the Micro-Machines License dated October 9, 1992 and March 24, 1994, the Game Boy Game Genie and Co-Operative Manufacturing Agreement dated the 25th day of June, 1992 or the European License Agreement between Codemasters and Galoob.


                                                LEWIS GALOOB TOYS INC.


 /s/ Virginia Yoshida                           By:     /s/ William G. Catron
---------------------                              ---------------------------
Witness                                         Name: William G. Catron
                                                Title: Executive Vice President
                                                Date: October 14, 1994

                                        CODEMASTERS SOFTWARE COMPANY, LTD.


/s/ Marion Mae Varish                           By:     /s/ David Darling
---------------------                              ---------------------------
Witness                                         Name: David Darling
                                                Title: Managing Director
                                                Date: October 14, 1994

                                        CAMERICA CORPORATION, BY ITS RECEIVER
                                        AND MANAGER DELOITTE & TOUCHE INC.


 /s/ Paul Denton                                By:     /s/ G. S. MacLeod
---------------------                              ---------------------------
Witness                                         Name: G. S. MacLeod
                                                Title: Senior Vice President
                                                Date: October 14, 1994

                                                DELOITTE & TOUCHE INC.,


 /s/ Paul Denton                                By:     /s/ G. S. MacLeod
---------------------                              ---------------------------
                                                Name: G. S. MacLeod
                                                Title: Senior Vice President
                                                Date: October 14, 1994

                                  EXHIBIT "I"

                                 MUTUAL RELEASE



This Mutual Release is entered into this October 14th, 1994 among Lewis Galoob Toys, Inc., ("Galoob"), Codemasters Software Company, Ltd. ("Codemasters"), and Camerica Corporation ("Camerica").

In consideration of the mutual covenants contained herein, Codemasters, Camerica and Galoob hereby agree as follows:

1.                          Mutual Release

             Except for the obligations and rights of Camerica, Codemasters and Galoob otherwise expressed or retained in this Mutual Release or in the Fourth Amendment to License Agreement, Codemasters and Camerica release and forever discharge Galoob and its employees, attorneys, officers, directors, shareholders, partners, and agents, and Galoob releases and forever discharges Codemasters and Camerica and their employees, attorneys officers, directors, shareholders, partners and agents, from any and all known claims, demands, obligations, and causes of action of any nature whatsoever, whether based on a tort, contract, statutory, or other theory of recovery, and whether for compensatory, punitive, statutory, or other form of damages or relief (legal or equitable) which exists as of the date of this mutual release arising out of or in any way connected with or resulted from (i) the calculation, methodology, determination and/or payment of royalties by Galoob under the License Agreement, as amended, for the period of time up to and through March 31, 1994, or (ii) the royalty audit that was undertaken by Ernst & Young on behalf of Codemasters during the months of December, 1993 and January, 1994. Notwithstanding the foregoing, (i) Camerica, Codemasters and Galoob retain all of their rights under the License Agreement, as amended in connection with and to receive royalties as of April 1, 1994 and thereafter, and to audit pursuant to section 6.2(a) of the License Agreement the amount of such royalties and deductions on various products for said time period and to assert rights to additional royalties based on such audits, and (ii) the parties retain all future rights relating to the License Agreement, as amended, the Fourth Amendment to License Agreement and the European License Agreement dated the 23rd day of December, 1991.



                                           LEWIS GALOOB TOYS, INC.


 /s/ Virginia Yoshida                      By:     /s/ William G. Catron
---------------------                         ---------------------------
Witness



                                           CODEMASTERS SOFTWARE COMPANY, LTD.


/s/ Marion Mae Varish                      By:    /s/ David Darling
---------------------                         ---------------------------
Witness



                                             CAMERICA CORPORATION, by Deloitte &
Touche Inc., in its capacity as Receiver and Manager of the assets and undertakings of Camerica Corporation and not in its personal capacity


/s/ David Denton                           By:    /s/ G. S. MacLeod
---------------------                         ---------------------------
Witness

                                                                     Schedule A

FOURTH AMENDMENT TO LICENSE AGREEMENT

                                                 LICENSORS                   CODEMASTERS                      CAMERICA
                                                   SHARE                 DOLLARS     PERCENT             DOLLARS     PERCENT
                                                ------------            --------------------             --------------------
PAYMENT UPON FULLY EXECUTED
FOURTH AMENDMENT

2.1 Initial Published price                      $211,500.00            $148,050.00     70.0%            $63,450.00     30.0%

2.2 Third party royalty offset                   $266,480.00            $186,536.00     70.0%            $79,944.00     30.0%

1st & 2nd QTR 1994 Royalty statements
           NES format                            ($23,939.00)           ($14,363.00)    60.0%            ($9,576.00)    40.0%
           All others formats                    ($65,904.00)           ($46,134.00)    70.0%           ($19,770.00)    30.0%
           Third party offset                    ($45,514.00)           ($31,860.00)    70.0%           ($13,654.00)    30.0%
           Fenwick & West legal expens            ($6,546.00)            ($3,928.00)    60.0%            ($2,618.00)    40.0%
           Nintendo litigation expense           ($14,835.00)            ($8,901.00)    60.0%            ($5,934.00)    40.0%
                                                ------------           ------------                     -----------
                          SUB TOTAL             ($156,738.00)          ($105,185.00)                    ($51,553.00)

                                                ------------           ------------                     -----------
                          TOTAL                  $321,242.00            $229,401.00                      $91,841.00

2.10 Less tax withholding                         ($9,184.00)                 $0.00                      ($9,184.10)
                                                ------------           ------------                     -----------
        @ 10% on Royalty Income
                          TOTAL NET OF TAX       $312,058.00            $229,401.00                      $82,656.90
                                               =============          =============                      ==========



PAYMENT UPON FULLY EXECUTED FOURTH AMENDMENT
AND UNCONDITIONAL RECEIPT PER AGREEMENT

2.6 withheld per 5.2(e)(i) 20%                   $345,757.00                  $0.00      0.0%           $345,757.00    100.0%

2.9a  23% of excess*                           $2,228,259.81          $1,336,955.89     60.0%           $891,303.92     40.0%

2.9a withhold due                              $1,705,745.00          $1,023,447.00     60.0%           $682,298.00     40.0%
                                               -------------          -------------                   -------------
                          SUBTOTAL             $4,279,761.81          $2,360,402.89                   $1,919,358.92

2.9b interest                                     $51,640.70             $28,482.57                      $23,158.13
                                               -------------          -------------                   -------------
                          TOTAL                $4,331,402.51          $2,388,885.46                   $1,942,517.05

2.10 Less tax withholding                       ($195,409.61)                 $0.00                    ($195,409.61)
        @ 10% on Royalty & 15% on Interest
                          TOTAL NET OF TAX     $4,135,992.90          $2,388,885.46                   $1,747,107.44
                                               =============          =============                   =============

* Includes impact of estimated future attorney fees of $35,000, which is subject to final actual fees.


                                                           FOURTH AMENDMENT
                                                           TO LICENSE AGREEMENT

                                                           Schedule B

                             Nintendo Bond Recovery
                      Sharing of Bond Recovery - Article 5



Injunction Damages                                                                                   $16,134,575.14

Less:    Base Recovery                                                              $3,000,000.00
         Attorney Fees and Costs (through 3/31/94)                                  $3,411,489.00
         Estimated Attorney Fees and Costs (after 3/31/94)                             $35,000.00
                                                                                    -------------
                                                                                                     $ 6,446,489.00


Excess of Base Recovery and Attorney Fees                                                            $ 9,688,086.14


Due Licensor:     23% of Excess                                                     $2,228,259.81
                  (due within sixty days of unconditional receipt)                  -------------

Total Due LGT                                                                                        $13,906,315.33
                                                                                                     ==============





Withhold Due Licensor on amount equal up to 50% of legal fees(thru 3/31/94)                          $ 1,705,745.00
         (due within sixty days of unconditional receipt)


Total Due Licensor (23% of Excess plus Withhold regarding legal fees)                                $ 3,934,004.81
                                                                                                     ==============

Net Proceeds to LGT after Total Due Licensor                                                         $12,200,570.33
(prior to dismissal of trademark infrigement case).                                                  ==============






Withhold Due Licensor on dismissal on trademark infrigement case                                        $345,757.00
         (only due to Camerica since cash already paid
         to Codemaster with backing of letter of credit).

Net Proceeds to LGT after Total Due Licensor                                                         $11,854,813.33
(after dismissal of trademark infrigement case).                                                     ==============

